As filed with the Securities and Exchange Commission on March 6, 2006
Post-Effective Amendment No. 2 to the Registration Statement No. 333-58236

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3
Registration Statement
Under
The Securities Act of 1933

JONES APPAREL GROUP, INC.
(Exact name of registrant as specified in its charter)

JONES APPAREL GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

JONES APPAREL GROUP USA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	06-0935166 (I.R.S. Employer Identification No.)

Delaware (State or other jurisdiction of incorporation or organization)	51-0390339 (I.R.S. Employer Identification No.)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2978516 (I.R.S. Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(215) 785-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ira M. Dansky, Esq.
Jones Apparel Group, Inc.
1411 Broadway
New York, NY 10018
(212) 536-9526

(Name and address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:
 William V. Fogg, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza, 825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public:  Not applicable.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

On April 3, 2001, the Registrants filed a Registration Statement on Form S-3 (Registration No. 333-58236) (the “Registration Statement”) with the U.S. Securities and Exchange Commission, as amended by Amendment No. 1 filed May 7, 2001, which registered $805,645,000 aggregate principal amount of Zero Coupon Convertible Senior Notes due 2021 (the “Notes”) and 7,903,781 shares of common stock of Jones Apparel Group, Inc. issuable upon conversion of the Notes registered pursuant to the Registration Statement.

Pursuant to the undertaking made by the Registrants as required by Item 512(a)(3) of Regulation S-K, the Registrants file this Post-Effective Amendment No. 2 to the Registration Statement and hereby deregister all securities registered that remain unissued pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement No. 333-58236 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 6, 2006.

JONES APPAREL GROUP, INC.
Registrant

By:	/s/ IRA M. DANSKY
Ira M. Dansky
Executive Vice President, General Counsel and Secretary

JONES APPAREL GROUP HOLDINGS, INC.
Registrant

By:	/s/ IRA M. DANSKY
Ira M. Dansky
President

JONES APPAREL GROUP USA, INC.
Registrant

By:	/s/ WESLEY R. CARD
Wesley R. Card
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

JONES APPAREL GROUP, INC.

Signature	Title

/s/ PETER BONEPARTH	President, Chief Executive Officer and Director (Principal Executive Officer)
Peter Boneparth

*	Chairman and Director
Sidney Kimmel

*	Chief Operating and Financial Officer (Principal Financial Officer)
Wesley R. Card

*	Senior Vice President and Corporate Controller (Principal Accounting Officer)
Patrick M. Farrell

/s/ HOWARD GITTIS	Director
Howard Gittis

/s/ ANTHONY F. SCARPA	Director
Anthony F. Scarpa

/s/ MATTHEW H. KAMENS	Director
Matthew H. Kamens

/s/ J. ROBERT KERREY	Director
J. Robert Kerrey

/s/ ANN N. REESE	Director
Ann N. Reese

/s/ GERALD C. CROTTY	Director
Gerald C. Crotty

/s/ LOWELL W. ROBINSON	Director
Lowell W. Robinson

/s/ ALLEN I. QUESTROM	Director
Allen I. Questrom

JONES APPAREL GROUP HOLDINGS, INC.
Signature	Title

/s/ IRA. M. DANSKY	President and Director (Principal Executive Officer)
Ira M. Dansky

/s/ PATRICK M. FARRELL	Senior Vice President/Finance (Principal Financial Officer and Principal Accounting Officer)
Patrick M. Farrell

*	Vice President/Finance, Assistant Secretary and Director
Joseph T. Donnalley

/s/ EFTHIMIOS P. SOTOS	Treasurer and Director
Efthimios P. Sotos

JONES APPAREL GROUP USA, INC.
Signature	Title

/s/ PETER BONEPARTH	President and Director (Principal Executive Officer)
Peter Boneparth

*	Chief Financial Officer and Director (Principal Financial Officer)
Wesley R. Card

*	Senior Vice President and Corporate Controller (Principal Accounting Officer)
Patrick M. Farrell

* By	/s/ IRA M. DANSKY
Ira M. Dansky
Attorney in Fact